UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 11, 2005
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                            AMES NATIONAL CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             IOWA                          0-32637               42-1039071
--------------------------------------------------------------------------------
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                                405 FIFTH STREET
                                AMES, IOWA 50010
                    ----------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (515) 232-6251


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)


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Item 7.01  Regulation FD Disclosure.

The Board of Directors (the "Board") of Ames National Corporation (the "Company"), at a meeting held on May 11, 2005, approved a three-for-one stock split of the Company's common stock under which each holder of common stock as of the record date for the stock split would be entitled to receive two additional shares of common stock for each one share of common stock owned as of such record date. The purpose of the stock split is to reduce the trading price of the common stock to a range that will be more attractive to investors. To accommodate the stock split, the Board also adopted an amendment to the Restated Articles of Incorporation of the Company (the "Restated Articles") to increase the Company's authorized capital stock from 6 million to 18 million shares of common stock and reduce the par value of the common stock from $5.00 per share to $2.00 per share. The proposed amendment to the Restated Articles will be submitted to the shareholders for approval at a special meeting of shareholders to be held on June 15, 2005. The proposed stock split is contingent upon approval of the amendment to Restated Articles, as the Company would not otherwise have a sufficient number of authorized shares to complete the stock split. If the amendment is approved by the shareholders, the record date and effective date for the stock split will be publicly announced by the Company in accordance with the rules of the NASDAQ SmallCap Market.

The Board also adopted proposed amendments to the Restated Articles to implement certain provisions relating to limitation of liability of directors for monetary damages and indemnification of directors and officers as authorized by recent amendments to the Iowa Business Corporation Act. If these amendments are approved by the shareholders at the special meeting, the indemnification provisions currently contained in Article 9 of the Company's bylaws will be repealed and replaced by the indemnification provision adopted as part of the Restated Articles.

The Board also took action to cancel 16,164 shares of common stock that previously had been held as treasury stock, with the effect that such shares have now been returned to the status of authorized but unissued shares.


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   AMES NATIONAL CORPORATION


Date:  May 12, 2005                                By:   /s/ Daniel L. Krieger
                                                   -----------------------------
                                                   Daniel L. Krieger, President
                                                   (Principal Executive Officer)



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